Exhibit 3.22(a)

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:18 PM 01/10/2006
FILED 03:13 PM 01/10/2006
SRV 060024966 – 4091846 FILE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

US Oncology Dispensing Solutions, LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

I. The name of the limited partnership is US Oncology Dispensing Solutions, LP.

II. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is the Corporation Trust Company.

III. The name and mailing address of each general partner is as follows:

Name	Address	Percent Interest

US Oncology Corporate, Inc.	16825 Northchase Drive, Suite 1300 Houston, TX 77060	1% General Partner

AORT Holding Company, Inc.	16825 Northchase Drive, Suite 1300 Houston, TX 77060	99% Limited Partner

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership on this 10th day of January, 2006.

By:
Phillip H. Watts, Vice President
US Oncology Corporate, Inc., General Partner

By:
Phillip H. Watts, Vice President
AORT Holding Company, Inc., Limited Partner

DE076 - 01/14/2005 C T System Online

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is US Oncology Dispensing Solutions, LP

.

SECOND: Article I of the Certificate of Limited Partnership shall be amended as follows: The name of the limited partnership is Oncology Rx Care Advantage, LP

.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this  22       day of  June                        , A.D.  2006  .

By:
General Partner(s)

Name:	Phillip H. Watts, Vice President
of the General Partner, US Oncology Corporate, Inc.
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 PM 06/22/2006
DE077 - 8/15/05 C T System Online	FILED 07:37 PM 06/22/2006
SRV 060604127 – 4091846 FILE